File No. 70-8779



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ---------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 13
                                       TO
                                    FORM U-1
                      ----------------------------------

                           APPLICATION OR DECLARATION

                                    under the

                  PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                     * * *

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                    1 Riverside Plaza, Columbus, Ohio 43215

                  AMERICAN ELECTRIC POWER SERVICE CORPORATION
                    1 Riverside Plaza, Columbus, Ohio 43215

                            APPALACHIAN POWER COMPANY
                   40 Franklin Road, Roanoke, Virginia 24022

                         COLUMBUS SOUTHERN POWER COMPANY
                 215 North Front Street, Columbus, Ohio  43215

                         INDIANA MICHIGAN POWER COMPANY
                 One Summit Square, Fort Wayne, Indiana  46801

                             KENTUCKY POWER COMPANY
                 1701 Central Avenue, Ashland, Kentucky  41101

                             KINGSPORT POWER COMPANY
                 422 Broad Street, Kingsport, Tennessee  37660

                               OHIO POWER COMPANY
                339 Cleveland Avenue, S.W., Canton, Ohio  44702

                             WHEELING POWER COMPANY
               51 - 16th Street,  Wheeling, West Virginia 26003
              (Name of company or companies filing this statement
                 and addresses of principal executive offices)

                                     * * *
                      AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                     (Name of top registered holding company
                     parent of each applicant or declarant)

                                     * * *
                         Susan Tomasky, General Counsel
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                    1 Riverside Plaza, Columbus, Ohio 43215
                    (Name and address of agent for service)

      American Electric Power Company, Inc. ("American"), a holding company registered under the Public Utility Holding Company Act of 1935 ("1935 Act"), and American Electric Power Service Corporation, Appalachian Power Company, Columbus Southern Power Company, Kentucky Power Company, Kingsport Power Company, Indiana Michigan Power Company, Ohio Power Company and Wheeling Power Company (sometimes collectively referred to herein as "Applicants") hereby amend their Application or Declaration on Form U-1 in File No. 70-8779:
      By amending and restating the last two paragraphs of Item 1C as follows:
            "By orders dated September 13, 1996 (HCAR No. 26572), September 27, 1996 (HCAR No. 26583), May 2, 1997 (HCAR No. 26713) (the 'May Order'),
      November  30,  1998 (HCAR No.  26947) and April 7, 1999 (HCAR No.  26998),
      American was authorized to form direct or indirect nonutility subsidiaries to broker and market electric power, natural and manufactured gas, emission allowances, coal, oil, refined petroleum products and natural gas liquids. In addition, American has authority to guarantee through December 31, 2002 up to $200 million of debt and up to $200 million of other obligations of such subsidiaries (collectively, the 'Guarantee Authority') The Guarantee Authority was expanded to permit American to guarantee the debt and other obligations of any subsidiary acquired or established under Rule 58.

            American  now  requests  to  increase  such   authorization  to  (i)
      guarantee debt of such subsidiaries to third parties in an amount not to exceed $600,000,000 through June 30, 2004 and (ii) guarantee other obligations of such subsidiaries to third parties in an amount not to exceed $600,000,000 through June 30, 2004. Guaranties may take the form of an agreement by American to guarantee, undertake reimbursement obligations, assume liabilities or other obligations with respect to, or act as surety on, bonds, letters of credit, equity commitments, performance and other obligations. The authority sought herein is necessary because American is active in the development and expansion of its energy-related non-utility businesses. At the current time, American is investigating various opportunities. All other terms relating to American's authority to guarantee such subsidiaries' debt and other obligations, as set forth in the Orders, remain unchanged. As of September 30, 1999, American's investment limitation under Rule 58 was $1,964,098,000."


                                    SIGNATURE

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.
                      AMERICAN ELECTRIC POWER COMPANY, INC.
                      AMERICAN ELECTRIC POWER SERVICE CORPORATION
                      APPALACHIAN POWER COMPANY
                      COLUMBUS SOUTHERN POWER COMPANY
                      INDIANA MICHIGAN POWER COMPANY
                      KENTUCKY POWER COMPANY
                      KINGSPORT POWER COMPANY
                      OHIO POWER COMPANY
                      WHEELING POWER COMPANY


                  By    /s/ A. A. Pena
                              Treasurer


Dated: February 1, 2000